UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2006

ARTHROCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-027422	94-3180312
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Congress Avenue, Suite 510

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Paragraph (a) of Item 5.02.

Not applicable.

Paragraph (b) of Item 5.02.

On May 9, 2006, the Board of Directors (the “Board”) of ArthroCare Corporation (the “Company”) accepted the resignation of Fernando Sanchez as the Company’s Sr. Vice President, Operations and Chief Financial Officer. Mr. Sanchez, who has been the Company’s Sr. Vice President, Operations and Chief Financial Officer since May 2002, has accepted the role of Sr. Vice President, Business Development with the Company.

Paragraph (c) of Item 5.02.

On May 9, 2006, the Company’s Board approved the promotion of Michael Gluk to Sr. Vice President and Chief Financial Officer. Mr. Gluk will serve as the Company’s “principal financial officer,” as defined by the rules of the Securities and Exchange Commission. A copy of the Company’s press release announcing the appointment is attached as Exhibit 99.1 to this report.

Mr. Gluk, age 48, joined the Company in November 2004 as the Company’s Vice President of Finance and Administration. Prior to joining the Company, Mr. Gluk served in a number of controllership, treasury and business development positions at General Motors Corporation (“GM”). From August 2003 through October 2004, he served as the General Director of Financial Planning and Analysis at GM; from 2001 through July 2003, he served as Controller of GM do Brasil; and from 2000 to 2001, Mr. Gluk served at GM as Director of Business Development for e-GM. Mr. Gluk holds a Masters of Business Administration degree from Indiana University and a Bachelor of Science degree in Business Administration from Miami University of Ohio.

In connection with his promotion, the Company’s Board approved an increase in Mr. Gluk’s annual salary to $240,000. In addition, Mr. Gluk is eligible for participation in the Company’s Executive Officer Bonus Plan. There are no family relationships between Mr. Gluk and any of the Company’s executive officers or directors. Officers serve until they resign or the Board terminates their position.

Paragraph (d) of Item 5.02.

Not applicable.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description

99.1	Press release dated May 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: May 11, 2006	By:	/s/ MICHAEL A. BAKER
Michael A. Baker President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 11, 2006.